EXHIBIT 99.1

Contacts:
URS Corporation	Sard Verbinnen & Co
Sam Ramraj	Hugh Burns/Jamie Tully/Briana Kelly
Vice President, Investor Relations	(212) 687-8080
(415) 774-2700

URS CORPORATION REPORTS FISCAL YEAR 2009 RESULTS

URS’ Net Income Increased 22%, EPS Up 27%
From Fiscal 2008 Results

Company Provides Outlook for Fiscal 2010

SAN FRANCISCO, CA – March 2, 2010 – URS Corporation (NYSE: URS) today reported its financial results for the fiscal year ended January 1, 2010.  Revenues were $9.25 billion compared to $10.09 billion in fiscal 2008.  URS’ net income for fiscal 2009 was $269.1 million, a 22.4% increase from net income of $219.8 million in fiscal 2008, and diluted earnings per share (“EPS”) was $3.29 for fiscal 2009, a 27.0% increase from diluted EPS of $2.59 in 2008.  For the purpose of calculating diluted EPS, weighted-average shares outstanding were 81.8 million for the full year of fiscal 2009.

The results for the year ended January 1, 2010 include a net after-tax gain of $30.6 million, or $0.37 per share, from the sale of URS’ equity interest in MIBRAG mbH (“MIBRAG”), a German mining and power business, and an after-tax, non-cash charge of $19.6 million, or $0.24 per share, for the write-down of an intangible asset related to the discontinuation of the “Washington” trade name and the transition to a single URS name, which the Company announced on December 22, 2009.  Excluding these items, the Company’s diluted EPS for the year would have been $3.16, a 22.0% increase from fiscal 2008.  A table reconciling diluted EPS for the fourth quarter and fiscal year 2009, excluding these items, to GAAP EPS is attached to this release.

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The Company’s backlog as of January 1, 2010 was $17.3 billion, up slightly when compared to January 2, 2009.  The Company’s book of business at the end of the year was $29.4 billion, up slightly from $29.1 billion at the end of 2008.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated, “URS performed well in 2009, delivering its fifth consecutive year of EPS growth.  The strength of our diversified business mix enabled us to deliver solid results despite difficult economic conditions.  The growth in our federal sector work, combined with the stability of our infrastructure business, which generated revenues near to the record levels achieved in 2008, offset the current weakness in our power and industrial and commercial sectors due to the economic downturn.”

Mr. Koffel continued:  “We are well positioned to deliver growth in 2010, driven by the continued strength of our federal business and a recovery in the infrastructure sector.  Our positive outlook is supported by a solid book of business.  Longer-term, we believe URS will benefit from increased capital spending by its private sector clients in the power and industrial and commercial sectors when the economy recovers and utilities invest in new power facilities, including the next generation of nuclear plants.”

Fourth Quarter 2009 Results

For the fourth quarter of fiscal 2009, the Company reported revenues of $2.11 billion, compared to revenues of $2.71 billion in the fourth quarter of 2008.  URS’ net income for the fourth quarter of fiscal 2009 was $33.8 million, or $0.41 on a diluted, per share basis, compared with net income of $45.2 million, and diluted EPS of $0.54, in the fourth quarter of fiscal 2008.  Excluding the non-cash charge for the write-down of an intangible asset related to the discontinuation of the “Washington” trade name, the Company’s diluted EPS for the fourth quarter of 2009 would have been $0.65.  A table reconciling diluted EPS for the fourth quarter, excluding the charge for the write-down of this intangible asset, to GAAP EPS is attached to this release.

Weighted-average shares outstanding for purposes of calculating diluted EPS for the fourth quarter of both fiscal years 2009 and 2008 were approximately 81.7 million.

Business Segment Results

As previously announced, URS changed the names of its three financial reporting segments in the fourth quarter of fiscal 2009.  The new segment names are: Infrastructure and Environment (formerly the URS Division); Federal Services (formerly the EG&G Division); and Energy and Construction (formerly the Washington Division).  The business operations within each segment have not changed.  The Infrastructure and Environment segment includes program management, planning, design and engineering, construction management, and operating and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA, and other federal agencies.  The Energy and Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.  Revenues and operating income by segment for the fiscal year and fourth quarter of 2009 are as follows:

Infrastructure and Environment. For fiscal 2009, the Infrastructure and Environment segment reported revenues of $3.2 billion and operating income of $255.7 million, compared to revenues of $3.4 billion and operating income of $242.7 million for fiscal 2008.

For the fourth quarter of fiscal 2009, the Infrastructure and Environment segment reported revenues of $733.7 million and operating income of $66.0 million, compared to revenues of $849.1 million and operating income of $58.6 million for the fourth quarter of 2008.

Federal Services.  For fiscal 2009, the Federal Services segment reported revenues of $2.6 billion and operating income of $143.2 million, compared to revenues of $2.4 billion and operating income of $130.1 million for fiscal 2008.

For the fourth quarter of fiscal 2009, the Federal Services segment reported revenues of $620.7 million and operating income of $29.9 million, including a $3.8 million impairment charge related to the “Washington” trade name, compared to revenues of $683.5 million and operating income of $29.1 million for the corresponding period in 2008.

Energy and Construction.  For fiscal 2009, the Energy and Construction segment reported revenues of $3.6 billion and operating income of $145.9 million, including a $29.0 million charge related to the impairment of the “Washington” trade name, compared to revenues of $4.3 billion and operating income of $211.0 million for fiscal 2008.

For the fourth quarter of fiscal 2009, the Energy and Construction segment reported revenues of $773.4 million and operating loss of $1.2 million, including a $29.0 million charge related to the impairment of the “Washington” trade name, compared to revenues of $1.2 billion and operating income of $45.5 million for the corresponding period in 2008.

Fiscal 2010 Outlook

URS expects its fiscal 2010 revenues to be between $9.4 billion and $9.7 billion.  The Company expects that GAAP EPS will be in the range of $3.35 to $3.45 for fiscal 2010.  The Company’s fully diluted weighted-average shares outstanding for 2010 are expected to be approximately 81.5 million.

Webcast Information

URS will host a dial-in conference call on Wednesday, March 3, 2010 at 11:00 a.m. (EST), to discuss its fourth quarter and year-end fiscal 2009 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at www.urscorp.com.

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has approximately 45,000 employees in a network of offices in more than 30 countries (www.urscorp.com).

TABLES TO FOLLOW
# # #

Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future net income and earnings per share, future backlog and book of business, future outstanding shares and other future business, economic and industry conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution you against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements:  economic weakness and declines in client spending; changes in our book of business; our compliance with government contract procurement regulations; employee, agent or partner misconduct; our ability to procure government contracts; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; availability of bonding and insurance; impact of contract types on earnings; the inherent dangers at our project sites; impairment of our goodwill; environmental liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; indemnifications; a decline in defense or federal spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; integration of acquisitions; impact of recent liquidity constraints upon us or upon our clients; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; third-party software risks; terrorist and natural disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-K for the period ended January 1, 2010 as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which it was made and we assume no obligation to revise or update any forward-looking statements.

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URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	January 1, 2010	January 2, 2009
ASSETS
Current assets:
Cash and cash equivalents	$720,621	$223,998
Short-term investments	30,682	—
Accounts receivable, including retentions of $41,771 and $51,141, respectively	924,271	1,062,177
Costs and accrued earnings in excess of billings on contracts	1,024,215	1,079,047
Less receivable allowances	(47,651)	(39,429)
Net accounts receivable	1,900,835	2,101,795
Deferred tax assets	98,198	161,061
Other current assets	130,484	153,627
Total current assets	2,880,820	2,640,481
Investments in and advances to unconsolidated joint ventures	93,874	269,616
Property and equipment at cost, net	258,950	347,076
Intangible assets, net	425,860	511,508
Goodwill	3,170,031	3,158,205
Other assets	74,881	74,266
Total assets	$6,904,416	$7,001,152
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$115,261	$16,506
Accounts payable and subcontractors payable, including retentions of $51,475 and $85,097, respectively	586,783	712,552
Accrued salaries and employee benefits	435,456	430,938
Billings in excess of costs and accrued earnings on contracts	235,268	254,186
Other current liabilities	156,746	173,173
Total current liabilities	1,529,514	1,587,355
Long-term debt	689,725	1,091,528
Deferred tax liabilities	324,711	270,165
Self-insurance reserves	101,338	101,930
Pension, post-retirement, and other benefit obligations	202,095	202,520
Other long-term liabilities	106,568	91,898
Total liabilities	2,953,951	3,345,396
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common shares, par value $.01; authorized 200,000 shares; 86,071 and 85,004 shares issued, respectively; and 84,019 and 83,952 shares outstanding, respectively	860	850
Treasury stock, 2,052 and 1,052 shares at cost, respectively	(83,810)	(42,585)
Additional paid-in capital	2,884,941	2,838,290
Accumulated other comprehensive loss	(49,239)	(55,866)
Retained earnings	1,153,062	883,942
Total URS stockholders’ equity	3,905,814	3,624,631
Noncontrolling interests	44,651	31,125
Total stockholders’ equity	3,950,465	3,655,756
Total liabilities and stockholders’ equity	$6,904,416	$7,001,152

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	January 1, 2010	January 2, 2009	January 1, 2010	January 2, 2009

Revenues	$2,112,317	$2,708,227	$9,249,088	$10,086,289
Cost of revenues	(2,006,671)	(2,600,322)	(8,772,416)	(9,608,779)
Impairment of an intangible asset	(32,825)	—	(32,825)	—
General and administrative expenses	(19,191)	(21,578)	(75,826)	(78,654)
Equity in income of unconsolidated joint ventures	21,885	25,256	100,933	106,277
Operating income	75,515	111,583	468,954	505,133
Interest expense	(10,750)	(20,617)	(48,393)	(90,763)
Other income, net	—	—	47,914	—
Income before income taxes	64,765	90,966	468,475	414,370
Income tax expense	(25,791)	(36,800)	(177,556)	(172,813)
Net income	38,974	54,166	290,919	241,557
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(5,219)	(8,935)	(21,799)	(21,766)
Net income attributable to URS	$33,755	$45,231	$269,120	$219,791

Earnings per share:
Basic (1)	$.41	$.54	$3.31	$2.61
Diluted (1)	$.41	$.54	$3.29	$2.59
Weighted-average shares outstanding:
Basic	81,349	81,457	81,401	81,878
Diluted	81,682	81,722	81,842	82,376

(1)
On January 3, 2009, the beginning of our 2009 fiscal year, we adopted new accounting guidance on share-based payment awards.  This guidance defines share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents prior to vesting as participating securities.  These share-based payments are considered in the earnings allocation in computing earnings per share (“EPS”) under the two-class method.  Because this guidance requires retrospective application, our EPS was revised to reflect the impact of our adoption of this guidance on fiscal year 2008.

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Year Ended
	January 1, 2010	January 2, 2009	January 1, 2010	January 2, 2009

Cash flows from operating activities:
Net income	$38,974	$54,166	$290,919	$241,557
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	19,979	23,837	86,937	89,984
Amortization of intangible assets	13,204	13,266	52,823	52,640
Amortization of debt issuance costs	1,905	2,175	7,820	8,455
Loss on settlement of foreign currency forward contract	—	—	27,675	—
Net gain on sale of investment in unconsolidated joint venture	—	—	(75,589)	—
Impairment of an intangible asset	32,825	—	32,825	—
Normal profit	(74)	(1,121)	(10,969)	(7,219)
Provision for doubtful accounts	(634)	1,722	5,781	5,046
Deferred income taxes	4,893	41,359	107,646	107,601
Stock-based compensation	11,025	8,228	41,209	30,325
Excess tax benefits from stock-based compensation	451	(568)	(1,532)	(4,491)
Equity in income of unconsolidated joint ventures, less dividends received	4,345	6,056	(15,378)	(10,136)
Changes in operating assets, liabilities and other, net of effects of acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	173,382	(5,593)	214,199	(100,366)
Other current assets	31,698	327	30,700	(12,012)
Changes in advances to unconsolidated joint ventures	(4,597)	(13,054)	10,387	(15,932)
Accounts payable, accrued salaries and employee benefits, and other current liabilities	(120,621)	(89,334)	(144,503)	(80,650)
Billings in excess of costs and accrued earnings on contracts	(2,148)	9,587	(11,966)	17,625
Other long-term liabilities	(6,987)	35,465	(6,589)	37,278
Other assets, net	5,829	4,744	9,210	14,518
Total adjustments and changes	164,475	37,096	360,686	132,666
Net cash from operating activities	203,449	91,262	651,605	374,223

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)

	Three Months Ended		Year Ended
	January 1, 2010	January 2, 2009	January 1, 2010	January 2, 2009

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(14,228)	—	(14,228)	(26,383)
Proceeds from disposal of property and equipment	1,111	6,720	54,473	17,442
Proceeds from sale of investment in unconsolidated joint venture, net of related selling costs	—	—	282,584	—
Payment in settlement of foreign currency forward contract	—	—	(273,773)	—
Receipt in settlement of foreign currency forward contract	—	—	246,098	—
Investments in and advances to unconsolidated joint ventures	(2,532)	(6,264)	(16,301)	(34,299)
Change in restricted cash	(443)	1,745	(1,551)	1,611
Capital expenditures, less equipment purchased through capital leases and equipment notes	(7,114)	(29,329)	(41,569)	(91,658)
Purchases of short-term investments	(120)	—	(195,682)	—
Maturities of short-term investments	165,000	—	165,000	—
Net cash from investing activities	141,674	(27,128)	205,051	(133,287)
Cash flows from financing activities:
Long-term debt principal payments	(95,489)	(32,509)	(310,519)	(209,286)
Net payments under lines of credit and short-term notes	(114)	(2)	(597)	(261)
Net change in overdrafts	4,373	(25,876)	4,376	(15,200)
Capital lease obligation payments	(1,644)	(1,764)	(6,415)	(7,713)
Excess tax benefits from stock-based compensation	(451)	568	1,532	4,491
Proceeds from employee stock purchases and exercises of stock options	5,789	7,872	15,654	27,186
Net distributions to noncontrolling interests	(6,623)	(10,055)	(22,839)	(30,359)
Purchase of treasury stock	—	—	(41,225)	(42,298)
Net cash from financing activities	(94,159)	(61,766)	(360,033)	(273,440)
Net increase (decrease) in cash and cash equivalents	250,964	2,368	496,623	(32,504)
Cash and cash equivalents at beginning of period	469,657	221,630	223,998	256,502
Cash and cash equivalents at end of period	$720,621	$223,998	$720,621	$223,998

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)

	Three Months Ended		Year Ended
	January 1, 2010	January 2, 2009	January 1, 2010	January 2, 2009
Supplemental information:
Interest paid	$8,514	$17,794	$40,316	$81,588
Taxes paid	$2,756	$14,380	$58,850	$58,716
Taxes refunded	$679	$—	$31,244	$—

Supplemental schedule of noncash investing and financing activities:
Fair value of assets acquired (net of cash acquired)	$3,014	$—	$3,014	$9,747
Liabilities assumed	(3,014)	—	(3,014)	(9,747)
Non cash business acquisitions	$—	$—	$—	$—
Equipment acquired with capital lease obligations and equipment note obligations	$3,177	$3,534	$8,640	$12,429

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URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF THE IMPACT OF THE SALE OF EQUITY INVESTMENT IN MIBRAG AND WRITE-DOWN OF AN INTANGIBLE ASSET RELATED TO DISCONTINUATION OF THE “WASHINGTON” TRADE NAME

Diluted EPS excluding the impact of the sale of our equity investment in MIBRAG and the write-down of an intangible asset related to the discontinuation of the “Washington” trade name is not computed in accordance with generally accepted accounting principles (“GAAP”).  We presented these amounts to demonstrate the impact of these transactions.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Diluted EPS excluding the impact of the sale of our equity investment in MIBRAG and the write-down of an intangible asset related to the discontinuation of the “Washington” trade name should not be used as a substitute for diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flow.

Below is the reconciliation of diluted EPS, before the impact of the sale of our equity investment in MIBRAG and the write-down of an intangible asset related to the discontinuation of the “Washington” trade name, to GAAP diluted EPS for the year ended January 1, 2010.  The impact of the sale of our equity investment in MIBRAG includes the loss on settlement of our foreign currency forward contract of $27.7 million before tax for the year ended January 1, 2010.  This foreign currency forward contract was used primarily as a hedge against our net investment in MIBRAG.

	Year Ended January 1, 2010	Year Ended January 2, 2009	% Increase
Before the impact of the sale of our equity investment in MIBRAG and the write-down of an intangible asset related to the discontinuation of the “Washington” trade name	$3.16	$2.59	22.0%
Sale of our equity investment in MIBRAG, net of tax	.37		N/M
Write-down of an intangible asset related to the discontinuation of the “Washington” trade name, net of tax	(.24)		N/M
Diluted EPS	$3.29	$2.59	27.0%

N/M = Not meaningful

Below is the reconciliation of diluted EPS, before the impact of the write-down of an intangible asset related to the discontinuation of the “Washington” trade name, to GAAP diluted EPS for the three months ended January 1, 2010.

	Three Months Ended January 1, 2010	Three Months Ended January 2, 2009	% Increase (Decrease)
Before the impact of the write-down of an intangible asset related to the discontinuation of the “Washington” trade name	$.65	$.54	20.4%
Write-down of an intangible asset related to the discontinuation of the “Washington” trade name, net of tax	(.24)		N/M
Diluted EPS	$.41	$.54	(24.1%)

N/M = Not meaningful

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	As of
(In billions)	January 1, 2010	January 2, 2009
Backlog by market sector:
Power	$1.3	$1.8
Infrastructure	2.6	2.3
Industrial and commercial	1.3	2.9
Federal	12.1	10.2
Total backlog	$17.3	$17.2

(In billions)	Infrastructure & Environment	Federal Services	Energy & Construction	Total
As of January 1, 2010
Backlog	$2.7	$7.2	$7.4	$17.3
Option years	0.4	2.1	2.5	5.0
Indefinite delivery contracts	4.3	1.6	1.2	7.1
Total book of business	$7.4	$10.9	$11.1	$29.4

As of January 2, 2009
Backlog	$2.8	$7.7	$6.7	$17.2
Option years	0.5	2.2	1.6	4.3
Indefinite delivery contracts	4.0	2.1	1.5	7.6
Total book of business (1)	$7.3	$12.0	$9.8	$29.1

(1)	We adjusted our book of business as of January 2, 2009 to exclude designations as we ceased reporting them within our book of business starting in the first quarter of 2009.

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

	Three Months Ended		Year Ended
(In millions)	January 1, 2010	January 2, 2009	January 1, 2010	January 2, 2009
Revenues
Infrastructure & Environment	$733.7	$849.1	$3,170.4	$3,395.6
Federal Services	620.7	683.5	2,561.3	2,415.7
Energy & Construction	773.4	1,191.4	3,583.9	4,328.9
Inter-segment, eliminations and other	(15.5)	(15.8)	(66.5)	(53.9)
Total revenues	$2,112.3	$2,708.2	$9,249.1	$10,086.3

Operating income
Infrastructure & Environment	$66.0	$58.6	$255.7	$242.7
Federal Services	29.9	29.1	143.2	130.1
Energy & Construction	(1.2)	45.5	145.9	211.0
General and administrative expenses	(19.2)	(21.6)	(75.8)	(78.7)
Total operating income	$75.5	$111.6	$469.0	$505.1

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY SEGMENT

Three months ended January 1, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment	$33.5	$317.2	$159.4	$212.9	$723.0
Federal Services	—	—	620.3	—	620.3
Energy & Construction	252.2	72.7	271.9	172.2	769.0
Total	$285.7	$389.9	$1,051.6	$385.1	$2,112.3

Year ended January 1, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment	$144.2	$1,400.4	$675.7	$901.0	$3,121.3
Federal Services	—	—	2,558.1	—	2,558.1
Energy & Construction	1,248.0	262.8	907.0	1,151.9	3,569.7
Total	$1,392.2	$1,663.2	$4,140.8	$2,052.9	$9,249.1